Exhibit 99.1

Acorda Announces Patent Trials and Appeal Board (PTAB) Denies Both IPRs of AMPYRA Patents

8/24/2015

ARDSLEY, N.Y.—(BUSINESS WIRE)— Acorda Therapeutics, Inc. (Nasdaq:ACOR) today announced that the United States Patent and Trademark Office (USPTO) Patent Trials and Appeal Board (PTAB) will not institute the inter partes review (IPR) of U.S. Patent Nos. 8,663,685 (“the ’685 patent”) and 8,007,826 (“the ’826 patent”).

The ’685 and ’826 patents are two of five Orange Book-listed patents that apply to AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg, a novel treatment for multiple sclerosis (“MS”) developed by Acorda. AMPYRA is a standard of care for improving walking in MS. The ’685 and ’826 patents are set to expire in 2025 and 2027, respectively.

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological disorders.

Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg. The Company has one of the leading pipelines in the industry of novel neurological therapies. Acorda is currently developing a number of clinical and preclinical stage therapies. This pipeline addresses a range of disorders including post-stroke walking deficits, Parkinson’s disease, epilepsy, heart failure, MS and spinal cord injury.

For more information, please visit the Company’s website at: www.acorda.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the ability to realize the benefits anticipated from the Civitas transaction and to successfully integrate Civitas’ operations into our operations; our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301, Plumiaz, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, Plumiaz, or any other products under development; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and, failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

View source version on businesswire.com: http://www.businesswire.com/news/home/20150824005968/en/

Source: Acorda Therapeutics, Inc.

Acorda Therapeutics

Jeff Macdonald, 914-326-5232

jmacdonald@acorda.com

2